                                                                    EXHIBIT 24.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

We have issued our report dated March 14, 1995, accompanying the consolidated financial statements and schedules of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc.) and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                            /s/ Grant Thornton LLP

Los Angeles, California
June 7, 1995